Press release

RBC Bearings Incorporated Announces Fiscal 2010 Second Quarter Results

Oxford, CT – October 30, 2009 – RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, today reported results for the second quarter ended September 26, 2009.

Second Quarter Highlights

	Q2 Fiscal 2010		Q2 Fiscal 2009		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$63.7		$94.3		-32.5%
Gross margin	$19.1	$20.0	$30.2	$30.9	-36.8%	-35.2%
Gross margin %	30.0%	31.4%	32.0%	32.7%
Operating income	$7.2	$8.5	$15.2	$16.6	-52.3%	-48.8%
Net income	$4.4	$5.3	$9.6	$10.7	-54.1%	-50.6%
Diluted EPS	$0.20	$0.24	$0.44	$0.49	-54.5%	-51.0%
(1) Results exclude items in reconciliation below.

Six Month Highlights

	Q2 Fiscal 2010		Q2 Fiscal 2009		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$127.4		$186.7		-31.8%
Gross margin	$39.0	$40.4	$60.8	$61.8	-35.8%	-34.7%
Gross margin %	30.6%	31.7%	32.6%	33.1%
Operating income	$15.0	$17.0	$32.2	$34.1	-53.4%	-50.3%
Net income	$9.5	$10.6	$20.3	$21.9	-53.3%	-51.5%
Diluted EPS	$0.44	$0.49	$0.93	$1.01	-52.7%	-51.5%
(1) Results exclude items in reconciliation below.

“We are extremely proud of the way management responded to the sudden and unprecedented changes in market demand for our products that were the direct consequence of the international financial crisis.  A sharp focus was maintained on sales, service, and profitability while a simultaneous restructuring of the business to the new reality of demand took place,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “Our outlook today is for a business expansion over the balance of the year in most of our served markets.”

Second Quarter Results
Net sales for the second quarter of fiscal 2010 were $63.7 million, a decrease of 32.5% from $94.3 million in the second quarter of fiscal 2009. The decrease of 32.5% was driven by a decrease of 43.4% in our industrial business and by a 23.5% decrease in net sales in our aerospace and defense business.  Gross margin for the second quarter was $19.1 million compared to $30.2 million for the same period last year. Gross margin as a percentage of net sales was 30.0% in the second quarter of fiscal 2010 compared to 32.0% for the same period last year. The decline in gross margin percentage was mainly driven by the current economic downturn combined with start-up costs associated with the Company’s expansion into new bearing products.  Gross margin as a percentage of net sales, excluding $0.9 million of start-up costs, was 31.4% compared to 32.7% for the same adjusted period last year.

Operating income decreased 52.3% to $7.2 million for the second quarter of fiscal 2010 compared to $15.2 million for the same period last year. As a percentage of net sales, operating income was 11.4% compared to 16.1% for the same period last year. Operating income excluding start-up costs associated with the expansion into new bearing products and restructuring and moving costs was $8.5 million, a decrease of 48.8% compared to adjusted operating income for the same period last year.  As a percentage of net sales, operating income, excluding these charges, was 13.3% compared to 17.6% for the same adjusted period last year.

Interest expense, net for the second quarter of fiscal 2010 was $0.5 million, compared to $0.7 million for the same period last year.

Other non-operating expense was $0.1 million for the second quarter of fiscal 2010.  This was mainly comprised of foreign exchange losses on inter-company loans between our U.S. division and international division.  Since these loans are not considered long-term in nature, the resulting translation losses are included in net income.

For the second quarter of fiscal 2010, the Company reported net income of $4.4 million compared to net income of $9.6 million in the same period last year.  Excluding the after-tax start-up costs associated with the expansion into new bearing products, restructuring and moving costs, and the foreign exchange loss, net income decreased 50.6% to $5.3 million compared to $10.7 million for the same adjusted period last year.

Six Month Results
Net sales for the six month period ended September 26, 2009 were $127.4 million, a decrease of 31.8% from $186.7 million for the six month period ended September 27, 2008. Gross margin for the six month period ended September 26, 2009 was $39.0 million compared to $60.8 million for the same period last year. Gross margin as a percentage of net sales was 30.6% for the six month period of fiscal 2010 compared to 32.6% for the same period last year. The decline in gross margin percentage was mainly driven by the current economic downturn combined with start-up costs associated with the Company’s expansion into new bearing products.  Gross margin as a percentage of net sales, excluding $1.4 million of start-up costs, was 31.7% compared to 33.1% for the same adjusted period last year.

For the six month period ended September 26, 2009, the Company reported operating income of $15.0 million compared to $32.2 million for the same period last year.  Operating income excluding start-up costs associated with the expansion into new bearing products and restructuring and moving costs was $17.0 million for the six month period ended September 26, 2009 compared to $34.1 million for the same adjusted period last year.  Operating income as a percentage of net sales excluding these charges was 13.3% for the six month period ended September 26, 2009 compared to 18.3% for the same adjusted period last year.

Interest expense, net for the six month period ended September 26, 2009 was $0.9 million, a decrease of $0.4 million, from $1.3 million for the same period last year.

Other non-operating expense was a gain of $0.2 million for the six month period ended September 26, 2009.  This was mainly comprised of foreign exchange gains on inter-company loans between our U.S. division and International division.  Since these loans are not considered long-term in nature, the resulting translation gains are included in net income.

Net income for the six month period ended September 26, 2009 was $9.5 million compared to net income of $20.3 million for the same period last year.  Excluding the after-tax start-up costs associated with the expansion into new bearing products, restructuring and moving costs, and the foreign exchange gain, net income was $10.6 million compared to $21.9 million for the same adjusted period last year.

Live Webcast
RBC Bearings Incorporated will host a webcast at 11:00 a.m. ET today to discuss the quarterly results.  To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon.  If you do not have access to the Internet and wish to listen to the call, dial 866-783-2141 (international callers dial 857-350-1600) and enter conference ID # 27465595.  An audio replay of the call will be available from 2:00 p.m. ET on Friday, October 30th until 11:59 p.m. ET on Friday, November 6th. The replay can be accessed by dialing 888-286-8010 (international callers dial 617-801-6888) and entering conference call ID # 82308929.  Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures
In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles (“GAAP”), this press release also discloses non-GAAP results of operations that exclude certain charges.  These non-GAAP measures adjust for charges that Management believes are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.  A reconciliation of the non-GAAP measures disclosed in the press release with the most comparable GAAP measures are included in the financial table attached to this press release.

About RBC Bearings
RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components.  Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets.  Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 1,724 people and operates 23 manufacturing facilities in four countries.

Safe Harbor for Forward Looking Statements
Certain statements in this press release contain “forward-looking statements.”  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing.  Forward-looking statements may include the words “may,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” and other similar words.  Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company.  These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K.  The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings
Daniel A. Bergeron
203-267-5028
dbergeron@rbcbearings.com

FD
Michael Cummings
617-747-1796
investors@rbcbearings.com

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008

Net sales	$63,657	$94,294	$127,389	$186,674
Cost of sales	44,564	64,077	88,392	125,902
Gross margin	19,093	30,217	38,997	60,772

Operating expenses:
Selling, general and administrative	11,132	13,952	22,751	27,079
Other, net	724	1,097	1,230	1,479
Total operating expenses	11,856	15,049	23,981	28,558

Operating income	7,237	15,168	15,016	32,214

Interest expense, net	460	650	929	1,331
Loss on early extinguishment of debt	-	-	-	319
Other non-operating expense (income)	85	249	(240)	166
Income before income taxes	6,692	14,269	14,327	30,398
Provision for income taxes	2,288	4,681	4,856	10,127
Net income	$4,404	$9,588	$9,471	$20,271

Net income per common share:
Basic	$0.20	$0.44	$0.44	$0.94
Diluted	$0.20	$0.44	$0.44	$0.93

Weighted average common shares:
Basic	21,591,779	21,567,551	21,587,193	21,564,463
Diluted	21,746,552	21,761,677	21,718,805	21,771,849

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 26,	September 27,	September 26,	September 27,
Reconciliation of Reported Operating Income to	2009	2008	2009	2008
Adjusted Operating Income:

Reported operating income	$7,237	$15,168	$15,016	$32,214
Large bearing start-up costs	892	645	1,374	1,043
Restructuring and moving costs	354	389	562	487
Disposal of fixed assets	-	370	19	400
Adjusted operating income	$8,483	$16,572	$16,971	$34,144

Reconciliation of Reported Net Income and	Three Months Ended		Six Months Ended
Net Income Per Common Share to Adjusted Net	September 26,	September 27,	September 26,	September 27,
Income and Adjusted Net Income Per Common Share:	2009	2008	2009	2008

Reported net income	$4,404	$9,588	$9,471	$20,271
Large bearing start-up costs (1)	587	433	908	696
Restructuring and moving costs (1)	233	261	372	325
Disposal of fixed assets (1)	-	249	13	267
Loss on early extinguishment of debt (1)	-	-	-	213
Foreign exchange loss (gain) on inter-company loans (1)	56	167	(159)	111
Adjusted net income	$5,280	$10,698	$10,605	$21,883
(1) Item was tax effected at the effective tax rate.

Adjusted net income per common share:
Basic	$0.24	$0.50	$0.49	$1.01
Diluted	$0.24	$0.49	$0.49	$1.01

Adjusted weighted average common shares:
Basic	21,591,779	21,567,551	21,587,193	21,564,463
Diluted	21,746,552	21,761,677	21,718,805	21,771,849

RBC Bearings Incorporated
Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 26,	September 27,	September 26,	September 27,
Segment Data, Net External Sales:	2009	2008	2009	2008

Roller bearings segment	$17,311	$25,666	$32,879	$50,623
Plain bearings segment	30,262	43,181	61,262	86,896
Ball bearings segment	11,370	16,555	23,612	31,601
Other segment	4,714	8,892	9,636	17,554
	$63,657	$94,294	$127,389	$186,674

	Three Months Ended		Six Months Ended
	September 26,	September 27,	September 26,	September 27,
Selected Financial Data:	2009	2008	2009	2008

Depreciation and amortization	$2,976	$3,250	$5,867	$6,416

Incentive stock compensation expense	$707	$553	$1,453	$1,105

Cash provided by operating activities	$4,610	$2,230	$21,379	$23,943

Capital expenditures	$1,751	$6,451	$6,021	$11,020

Total debt			$63,005	$51,190

Cash and short-term investments			$41,620	$9,262

Total debt minus cash and short-term investments			$21,385	$41,928

Backlog			$160,530	$239,939